                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                           HORIZON OFFSHORE, INC.
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                                     [LOGO]

To our stockholders:

    You are cordially invited to our 2002 annual meeting of stockholders to be held in the board room at Horizon Offshore, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas, on Tuesday, May 7, 2002, at 10:00 a.m. Central Time.

    The attached notice of annual meeting and proxy statement describe the matters to be transacted at the meeting, which includes the election of two directors, a vote to approve the Horizon Offshore, Inc. 2002 Stock Incentive Plan and such other business as may properly come before the meeting.

    Our board has nominated Derek Leach and Michael Latina for re-election to the board of directors and urges you to vote for their re-election. Our board has also approved the Horizon Offshore, Inc. 2002 Stock Incentive Plan and urges you to vote for the approval of the plan.

    Please sign, date and return the enclosed proxy card promptly. This will save us the additional expenses associated with soliciting proxies and ensure that your shares are represented at the annual meeting. If you attend the annual meeting, you may vote in person even if you have previously mailed a proxy card.

                                          Sincerely,

                                          /s/ BILL J. LAM

                                          Bill J. Lam
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 7, 2002

                            ------------------------

DATE:                Tuesday, May 7, 2002

TIME:                10:00 a.m. (Central Time)

PLACE:               Board room, Horizon Offshore, Inc., 2500 CityWest Boulevard,
                     Suite 2200, Houston, Texas

PURPOSE:             (1)  To elect two directors;

                     (2)  To vote on the Horizon Offshore, Inc. 2002 Stock
                     Incentive Plan; and

                     (3) To transact such other business as may properly come before the meeting.

RECORD DATE:         Close of business on March 26, 2002.

    Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. You may revoke your proxy at any time before it is voted. We appreciate your cooperation.

                                          By Order of the Board of Directors

                                          /s/ DAVID W. SHARP

                                          David W. Sharp
                                          SECRETARY

Houston, Texas
April 11, 2002

                             HORIZON OFFSHORE, INC.
                            2500 CITYWEST BOULEVARD
                                   SUITE 2200
                              HOUSTON, TEXAS 77042
                                 APRIL 11, 2002

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    We will begin mailing this proxy statement to our stockholders on or about April 11, 2002.

    We are furnishing this proxy statement to our stockholders in connection with a solicitation of proxies by our board of directors for use at our 2002 annual meeting of stockholders to be held on Tuesday, May 7, 2002 at 10:00 a.m. Central Time in the board room at Horizon Offshore, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas.

    WHO CAN VOTE

    If you held any of our common stock at the close of business on March 26, 2002 then you will be entitled to notice of and to vote at our 2002 annual meeting. On that date, we had 23,381,728 shares of our common stock outstanding.

    QUORUM

    The presence of a majority of our common stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum. We will count shares of common stock present at the meeting that abstain from voting or that are the subject of broker non-votes as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holding common stock for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

    VOTING RIGHTS

    Each share of our common stock that you hold entitles you to one vote on all matters that come before the annual meeting. Inspectors of election will count votes cast at the annual meeting. The directors will be elected by a plurality of the shares voted. The proposed stock incentive plan must be approved by a majority of the total votes cast in person or by proxy on the plan. All other matters are generally decided by the affirmative vote of a majority vote of the outstanding common stock, except as otherwise provided by statute, our certificate of incorporation and our bylaws.

    Abstentions and broker non-votes will have no effect on the election of directors or the approval of the proposed plan. An abstention as to any other matters will have the effect of a vote against the proposals. Broker non-votes as to all other matters will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

    HOW YOUR PROXY WILL BE VOTED

    The board of directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend in person.

    GRANTING YOUR PROXY

    If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If you make no specifications, the proxy representing your common stock will be voted in favor of the proposed director nominees and the stock incentive plan.

    We expect no matter to be presented for action at the annual meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named in the enclosed proxy intend to vote in accordance with their judgment on any matters that may properly come before the meeting.

    REVOKING YOUR PROXY

    If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before your proxy is voted. You may also attend the annual meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.

    PROXY SOLICITATION

    We will pay all expenses of soliciting proxies for the 2002 annual meeting. In addition to solicitations by mail, we retained Mellon Investor Services, L.L.C., to aid in the solicitation of proxies at an estimated fee of $5,500. We have also made arrangements for brokers and nominees to send proxy materials to their principals and, upon their request, we will reimburse them for their reasonable expenses in doing so. Certain of our representatives, who will receive no compensation for their services, may also solicit proxies by telephone, telecopy, personal interview or other means.

    STOCKHOLDER PROPOSALS

    If you want us to consider including a proposal in next year's proxy statement, you must deliver it IN WRITING to David W. Sharp, Corporate Secretary, Horizon Offshore, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042 by January 14, 2003.

    If you want to present a proposal at next year's annual meeting, but do not wish to have it included in our proxy statement, you must submit it IN WRITING to David W. Sharp, at the above address, by March 8, 2003 in accordance with the specific procedural requirements in our bylaws. If you would like a copy of these procedures, please contact David W. Sharp. If you fail to comply with our bylaw procedures and deadline, we may preclude presentation of the matter at the next annual meeting.

                             ELECTION OF DIRECTORS

GENERAL

    Our board of directors has fixed the number of directors at seven. Our certificate of incorporation divides our board of directors into three classes. The members of each class serve for three years, with one class to be elected at each annual meeting. The terms of Messrs. Leach and Latina will expire at the 2002 annual meeting.

    Our nominating committee has recommended the nomination of, and our board has approved, Messrs. Leach and Latina for additional three-year terms. The person named in the enclosed form of proxy intends to vote your proxy for the re-election of Messrs. Leach and Latina, unless you direct him to vote otherwise. If either Mr. Leach or Mr. Latina should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by our board of directors.

    OUR BOARD OF DIRECTORS HAS NOMINATED AND URGES YOU TO VOTE FOR THE RE-ELECTION OF MESSRS. LEACH AND LATINA.

    The following table provides you with certain information, as of March 31, 2002, about Messrs. Latina and Leach and each of our other directors:

                                                       PRINCIPAL OCCUPATION                        NOMINATED
                                                       AND DIRECTORSHIPS IN             DIRECTOR   FOR TERM
NOMINEE                            AGE              OTHER PUBLIC CORPORATIONS            SINCE     EXPIRING
-------                          --------   ------------------------------------------  --------   ---------
Michael R. Latina..............     29      Mr. Latina has been an independent            2000       2005
                                            consultant to the oil and gas industry
                                            since July 2001. Previously, he was
                                            employed as a portfolio manager of the oil
                                            and gas investments for Elliott Management
                                            Corporation, an affiliate of our largest
                                            stockholders, from January 1998 to July
                                            2001. Mr. Latina was employed as an
                                            analyst for Stonington Management
                                            Corporation from February 1996 to December
                                            1997 and as an investment banker in the
                                            Media and Entertainment Group of Bear,
                                            Stearns & Co., Inc. from August 1994 to
                                            February 1996. Mr. Latina is also a
                                            director of Bay Corp Holdings, Ltd. and
                                            Houston Street Exchange, Inc.

Derek Leach....................     51      Mr. Leach has been Project Director of        2000       2005
                                            Petrodrill Engineering since February
                                            1998. He has approximately 25 years of
                                            experience in the subsea construction
                                            business during which time he has worked
                                            for Coflexip Stena Offshore Group, S.A.,
                                            Wharton Williams Taylor and Vickers
                                            Oceanics. From 1996 to 1998, Mr. Leach was
                                            the Senior Executive Vice President of
                                            Coflexip Stena Offshore and was
                                            responsible for worldwide subsea
                                            construction activity and offshore vessel
                                            and equipment operations. From 1995 to
                                            1996, he was Coflexip Stena's Senior Vice
                                            President--North Sea Operations and
                                            Offshore Resources.

                                                       PRINCIPAL OCCUPATION
                                                       AND DIRECTORSHIPS IN             DIRECTOR     TERM
CONTINUING DIRECTORS               AGE              OTHER PUBLIC CORPORATIONS            SINCE     EXPIRES
--------------------             --------   ------------------------------------------  --------   --------
Jonathan D. Pollock............     38      Mr. Pollock served as our Chairman of the     1995       2004
                                            Board from our inception until October
                                            1999. Mr. Pollock has been employed for
                                            more than five years by Elliott Management
                                            Corporation as a portfolio manager. He is
                                            the manager of the London office of
                                            Elliott Management Corporation. Mr.
                                            Pollock is a director of Prime Natural
                                            Resources, Inc., an oil and gas
                                            exploration company, and Grant
                                            Geophysical, Inc., a seismic data
                                            acquisition company. He is also Chairman
                                            of the Board of Odyssea Marine, Inc., a
                                            diversified marine services and

                                                       PRINCIPAL OCCUPATION
                                                       AND DIRECTORSHIPS IN             DIRECTOR     TERM
CONTINUING DIRECTORS               AGE              OTHER PUBLIC CORPORATIONS            SINCE     EXPIRES
--------------------             --------   ------------------------------------------  --------   --------
                                            independent power producer.

Bill J. Lam....................     35      Mr. Lam has served as our President and       1997       2004
                                            Chief Executive Officer since December
                                            1997. From July 1997 to November 1997, Mr.
                                            Lam was our Vice President--Operations.
                                            Prior to being employed by us, Mr. Lam
                                            held various supervisory positions for the
                                            following providers of marine construction
                                            services to the offshore oil and gas
                                            industry: Lowe Offshore, Inc. (from
                                            January 1997 to July 1997) and J. Ray
                                            McDermott, S.A. (from January 1995 to
                                            January 1997) and OPI International, Inc.
                                            (from August 1990 to January 1995).

James Devine...................     43      Mr. Devine has served as our Chairman of      1998       2003
                                            the Board since October 1999. He has been
                                            a commercial consultant to the oil and gas
                                            industry since 1996. From 1994 to 1996,
                                            Mr. Devine served as Corporate Vice
                                            President and General Counsel of Coflexip
                                            Stena Offshore Group, S.A. Since December
                                            2001, Mr. Devine has been a director of
                                            Grant Geophysical and has served as its
                                            Chairman of the Board since March 2002.

Edward L. Moses, Jr............     65      Mr. Moses has been involved in managing       1998       2003
                                            his personal investments since April 2001.
                                            Previously, Mr. Moses served as the
                                            President and Chief Executive Officer of
                                            Prime Natural Resources from January 1998
                                            until April 2001 and as a consultant to
                                            our executive management from January 1998
                                            until December 1999. Mr. Moses served as
                                            Senior Vice President--Engineering and
                                            Production of DeepTech International Inc.
                                            from 1992 until January 1998 and as a
                                            managing director of Deepwater Systems
                                            from August 1993 to January 1998.

J. Louis Frank.................     66      Mr. Frank joined our board in July 2001.      2001       2004
                                            Mr. Frank served as Executive Vice
                                            President of Marathon Oil Company from
                                            January 2001 to June 2001 and held the
                                            same position from 1995 to 1998. He served
                                            as President of Marathon Ashland Petroleum
                                            LLC from 1998 to 2000. Mr. Frank is also a
                                            director of the Fifth Third Bank of
                                            Northwestern Ohio.

    Our board of directors has primary responsibility for directing our management and affairs. During 2001, our board of directors held five meetings. Each director attended 75% or more of the aggregate number of meetings held during 2001 of the board of directors and committees of which he was a member.

    To provide for effective direction and management of our business, our board has established an audit committee, a compensation committee and a nominating committee. The following tables provide you with information about our audit, compensation and nominating committees. None of the members of these committees (other than Mr. Devine) is an officer or employee of us or any of our subsidiaries.

AUDIT
COMMITTEE MEMBERS:                     FUNCTIONS OF THE COMMITTEE:
------------------                     ---------------------------
Derek Leach                            - Reviews our financial statements and
Jonathan D. Pollock                    annual audit
* J. Louis Frank                       - Exercises general oversight of the
                                       integrity and reliability of our accounting
                                         and financial reporting practices and the
                                         effectiveness of our system of internal
                                         controls
                                       - Meets with our independent auditors to
                                       review their reported results and assessment
                                         of internal controls

COMPENSATION
COMMITTEE MEMBERS:                     FUNCTIONS OF THE COMMITTEE:
------------------                     ---------------------------
Edward L. Moses, Jr.                   - Analyzes, reviews and makes
* Jonathan D. Pollock                  recommendations to our board concerning
                                         compensation programs
                                       - Administers our stock incentive plan

NOMINATING
COMMITTEE MEMBERS:                     FUNCTIONS OF THE COMMITTEE:
------------------                     ---------------------------
James Devine                           - Considers and recommends nominees to the
Jonathan D. Pollock                      board of directors for election as
* J. Louis Frank                         directors

    * Chairman

    The audit committee held four meetings in 2001. The compensation committee did not hold any physical meetings during 2001, but took all action by unanimous written consent. The nominating committee held one meeting in 2001.

DIRECTOR COMPENSATION

    In 2001, each member of our board of directors who was not one of our employees received an annual fee of $25,000 plus $5,000 for serving on each committee of the board. We reimburse all directors for reasonable out of pocket expenses incurred in attending board and committee meetings.

    Each person who becomes a non-employee director also receives an option to buy 5,000 shares of common stock at an exercise price equal to the fair market value of our common stock on the date such person becomes a director. In addition, in each year during which our stock incentive plan is in effect and a sufficient number of shares are available under the plan, on the day following each annual meeting of stockholders, each non-employee director will receive an option to purchase 5,000 shares of common stock at an exercise price equal to the fair market value of our common stock on such date. Each stock option will become fully exercisable on the first anniversary of its grant and will expire ten years from the date of grant, unless the non-employee director ceases to be a director. In that case, the exercise period will be shortened.

                                STOCK OWNERSHIP

COMMON STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS

    The following table provides you with information, as of March 11, 2002 regarding beneficial ownership of our common stock of each stockholder that we know to be the beneficial owner of more than 5% of our outstanding common stock, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, the shares are held with sole voting and investment power.

                                                                        PERCENT
                                                             NO. OF        OF
NAME OF BENEFICIAL OWNER                                     SHARES      CLASS
------------------------                                    ---------   --------
Elliott Associates, L.P.(1)...............................  2,375,209     10.2%
Elliott International, L.P.(2)............................  2,375,209     10.2%
Geocapital, LLC(3)........................................  2,329,589     10.0%
Wellington Management Company, LLP(4).....................  2,241,800      9.6%
Mellon Financial Corporation(5)...........................  2,040,433      8.7%
Lazard Freres & Co. LLC(6)................................  2,018,664      8.6%
Wall Street Associates(7).................................  1,376,500      5.9%
Dimensional Fund Advisors Inc.(8).........................  1,284,384      5.5%

------------------------

(1) The address of Elliott Associates, L.P. is 712 Fifth Avenue, New York, NY 10019. Elliott Associates beneficially owns such shares indirectly through one of its subsidiaries.

(2) The address of Elliott International, L.P. (formerly known as Westgate International, L.P.) is c/o Midland Bank & Trust (Cayman), Post Office 1109, Georgetown, Grand Cayman, British West Indies.

(3) Based on a Schedule 13G, dated December 31, 2001, filed with the Securities and Exchange Commission. The address of Geocapital, LLC is 825 Third Avenue, New York, NY 10022-7519.

(4) Based on a Schedule 13G, dated February 12, 2002, filed with the Securities and Exchange Commission. In its Schedule 13G, Wellington Management Company, LLP reported shared dispositive power with respect to 2,241,800 shares, and shared voting power with respect to 1,382,000 shares, as a result of securities ownership owned by advisory clients of Wellington Management Company, LLP. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

(5) Based on a Schedule 13G, dated January 25, 2002, filed with the Securities and Exchange Commission. In its Schedule 13G, Mellon Financial Corporation reported sole dispositive power with respect to 1,990,483 shares, sole voting power with respect to 1,726,983 shares, shared dispositive power with respect to 47,950 shares and shared voting power with respect to 230,350 shares. The address of Mellon Financial Corporation is One Mellon Center, Pittsburgh, PA 15258.

(6) Based on a Schedule 13G, dated February 15, 2002, filed with the Securities and Exchange Commission. In its Schedule 13G, Lazard Freres & Co. LLC reported sole dispositive power with respect to 2,018,664 shares, sole voting power with respect to 1,648,444 shares and shared voting power with respect to 370,220 shares. The address of Lazard Freres & Co. LLC is 30 Rockefeller Plaza, New York, NY10020.

(7) Based on a Schedule 13G, dated February 13, 2002, filed with the Securities and Exchange Commission. In its Schedule 13G, Wall Street Associates reported sole dispositive power with respect to 1,376,500 shares, and sole voting power with respect to 772,900 shares, as a result of securities ownership owned by advisory clients of Wall Street Associates. Wall Street Associates disclaims beneficial ownership of all such securities. The address of Wall Street Associates is 1200 Prospect Street, Suite 100, LaJolla, CA 92037.

(8) Based on a Schedule 13G, dated February 12, 2002, filed with the Securities and Exchange Commission. In its Schedule 13G, Dimensional Fund
    Advisors Inc. reported sole dispositive power with respect to 1,284,384 shares, and sole voting power with respect to 1,284,384 shares, as a result of securities ownership owned by advisory clients of Dimensional Fund Advisors Inc. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such securities. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

COMMON STOCK OWNERSHIP OF MANAGEMENT

    The following table provides you with information, as of March 11, 2002 regarding beneficial ownership of our common stock of (1) each of our directors,
(2) each of our executive officers, and (3) all of our directors and executive officers as a group. Unless otherwise indicated, the shares are held with sole voting and investment power.

                                                                         NO. OF SHARES      PERCENT
                                                            NO. OF     ACQUIRABLE THROUGH      OF
NAME OF BENEFICIAL OWNER                                   SHARES(1)     STOCK OPTIONS       CLASS
------------------------                                   ---------   ------------------   --------
Jonathan D. Pollock(2)...................................  4,750,418         20,000           20.4%
Bill J. Lam..............................................    179,940        176,666            1.5%
James Devine.............................................    131,660(3)      153,332           1.2%
David W. Sharp...........................................    152,782         95,600            1.1%
Michael R. Latina........................................      5,000         10,000              *
R. Clay Etheridge........................................        500        103,200              *
Edward L. Moses, Jr......................................         --         70,000              *
Derek Leach..............................................         --         15,000              *
J. Louis Frank...........................................         --             --              *
All executive officers and directors as a group (9
  persons)...............................................  5,220,300        643,798           24.4%

------------------------

*   Less than 1%

(1) Excludes shares subject to options that will be exercisable by May 11, 2002, which shares are set forth separately in the next column.

(2) Includes 4,750,418 shares beneficially owned by Elliott Associates, L.P. and Elliott International, L.P. Mr. Pollock is employed by a corporation that is under common management with the Elliott funds. Mr. Pollock disclaims beneficial ownership of the shares owned by the Elliott companies.

(3) Mr. Devine disclaims beneficial ownership of these shares.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY OF COMPENSATION

    The following table provides you with information about the compensation we paid to our Chief Executive Officer and to each of our other executive officers for services rendered during the fiscal year ended December 31, 2001.

SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                        ----------------------------------   ----------------------------------
                                                                                     AWARDS                    PAYOUTS
                                                                             -----------------------   -----------------------
                                                                                          SECURITIES
                                                                 OTHER       RESTRICTED   UNDERLYING
                                                                 ANNUAL        STOCK       OPTIONS/      LTIP      ALL OTHER
                                         SALARY     BONUS     COMPENSATION     AWARDS       SAR'S      PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR       ($)        ($)         ($)(1)         ($)          (#)         ($)         ($)(2)
---------------------------  --------   --------   --------   ------------   ----------   ----------   --------   ------------
Bill J. Lam ...............    2001     $400,133   $500,102           --            --          --          --       $6,111
  President and Chief          2000      287,500         --           --            --          --          --        4,311
  Executive Officer            1999      218,722         --           --            --     130,000          --        4,044

James Devine(3) ...........    2001     $159,750   $113,313           --            --       5,000          --           --
  Chairman of the Board        2000      119,562         --           --            --      55,000          --           --
                               1999       39,554         --           --            --     155,000          --           --

R. Clay Etheridge .........    2001     $248,500   $162,757           --            --          --          --       $7,718
  Executive Vice President     2000      209,000         --           --            --          --          --        5,445
  Chief Operating Officer      1999       53,272     50,000(4)         --           --     135,000          --        5,610

David W. Sharp ............    2001     $206,125   $274,328           --            --          --          --       $5,400
  Executive Vice President     2000      200,000         --           --            --          --          --        3,810
  Chief Financial Officer      1999      184,393         --           --            --      84,000          --        4,498

--------------------------

(1) Perquisites and other personal benefits paid to each of the executive officers in 2001 did not exceed the lesser of $50,000 or 10% of such executive officer's salary and bonus for that year.

(2) Consists of premiums that we paid on term life insurance policies that we maintain for these executive officers for which we are not the named beneficiary.

(3) Mr. Devine became our Chairman of the Board on October 11, 1999.

(4) Mr. Etheridge received a $50,000 bonus upon the commencement of his employment with us.

STOCK OPTIONS

    The following table shows all stock options that we granted to our executive officers in 2001.

                             OPTION GRANTS IN 2001

                                                                                        POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS                            VALUE AT
                               ------------------------------------------------------   ASSUMED ANNUAL RATES
                                NUMBER OF      % OF TOTAL                                  OF STOCK PRICE
                                SECURITIES    OPTIONS/SARS                                  APPRECIATION
                                UNDERLYING     GRANTED TO    EXERCISE OR                 FOR OPTION TERM(2)
                               OPTIONS/SARS    EMPLOYEES     BASE PRICE    EXPIRATION   ---------------------
NAME                            GRANTED(#)     IN 2001(1)      ($/SH)         DATE        5%($)      10%($)
----                           ------------   ------------   -----------   ----------   ---------   ---------
Bill J. Lam..................         --            --             --             --          --          --
James Devine.................      5,000           .01%        $21.09        5/11/11     $66,317    $168,060
R. Clay Etheridge............         --            --             --             --          --          --
David W. Sharp...............         --            --             --             --          --          --

------------------------

(1) Each respective percentage includes all options granted to that executive officer in 2001.

(2) We have calculated the appreciation over the term of the options, beginning with the exercise price of each respective option.

    The following table shows all outstanding stock options held by each of our executive officers as of December 31, 2001. None of our executive officers exercised stock options in 2001.

                          OPTIONS AT DECEMBER 31, 2001

                                                  NUMBER OF SECURITIES
                                                 UNDERLYING UNEXERCISED
                                             OPTIONS/SARS AT FISCAL YEAR END   VALUE OF IN-THE-MONEY OPTIONS/
                                                           (#)                    SARS AT FISCAL YEAR END
                                             -------------------------------   ------------------------------
                                                      EXERCISABLE/                      EXERCISABLE/
NAME                                                  UNEXERCISABLE                    UNEXERCISABLE
----                                                  -------------                    -------------
Bill J. Lam................................         106,664/43,336                  $127,464/$63,736
James Devine...............................         131,666/88,334                 $190,832/$141,668
R. Clay Etheridge..........................         90,000/45,000                   $48,000/$24,000
David W. Sharp.............................         76,000/28,000                   $81,640/$40,820

                        EXECUTIVE EMPLOYMENT AGREEMENTS

    We have entered into employment agreements with all of our current executive officers. All such contracts also contain agreements of each of the executive officers to refrain from using or disclosing confidential information, and to refrain from competing with us in specified geographic areas during the officer's employment and for one year after the termination of such officer's employment.

    On June 1, 2001, in recognition of Mr. Lam's extraordinary effort and achievements in the performance of his duties as our President and Chief Executive Officer, we entered into a new employment agreement with Mr. Lam, providing for an annual base salary of $400,000 and an option, which vests each six months in six equal increments, to purchase 75,000 shares of our common stock under our stock incentive plan. The agreement also provides Mr. Lam with an annual bonus of not less than 25% of his annual base salary, which will be increased to 100% of his annual base salary upon attainment of performance goals set by the board of directors. Additional benefits Mr. Lam will receive under the agreement include $1.5 million in life insurance and an annual financial planning allowance of $25,000. If we terminate the agreement for any reason other than for cause, as defined in the agreement, or if Mr. Lam terminates the agreement for good reason, as defined in the agreement, he is entitled to: (i) a lump sum payment equal to three times his annual base salary at the time of termination; (ii) immediate vesting of any stock options or other equity based awards issued prior to termination; (iii) continued participation in benefits plans for three years from termination; (iv) continued payment of the automobile allowance for three years; and (v) a pro rata bonus based on the amount Mr. Lam would have received based on the level of achievement of the applicable performance goals through the end of the fiscal quarter in which the termination occurs, annualized as if such level of performance had continued throughout the entire fiscal year and then multiplying the bonus amount by the fraction obtained by dividing the number of days in the year through the date of termination by 365. In the event payments or benefits to Mr. Lam are subject to excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, we will pay to Mr. Lam an additional amount so that the net amount retained by him after deduction of any excise tax, together with any interest or penalties, shall be equal to the value of such payments or benefits.

    On April 1, 2001, we entered into a new employment agreement with Mr. Sharp to provide for a term ending March 31, 2004 and an annual base salary of $200,000. The term of the employment agreement for Mr. Etheridge is from September 1, 1999 until August 31, 2004 and provides for an annual base salary of $275,000. We may terminate each of the executive officer's employment at any time for cause or for breach of the employment agreement.

    On October 11, 1999, we entered into an employment agreement with Mr. Devine under which he will serve as our Chairman of the Board and assist us with our international expansion efforts. The agreement provides for a salary of $150,000 per year. In connection with his employment agreement, Mr. Devine was granted an option, which vests annually in three equal increments, to purchase 150,000 shares of our common stock under our Stock Incentive Plan at a price of $5.9375 per share, the closing price of our common stock on the date of the grant. On July 28, 2001, we entered into an amendment of Mr. Devine's agreement which provides for a term of employment until October 31, 2002 and grants
Mr. Devine certain benefits if we terminate his employment agreement for any reason other than "for cause," as defined in the amendment, or if Mr. Devine terminates the agreement under the procedure outlined in the amendment. Upon such termination, Mr. Devine is entitled to: (i) a lump sum payment equal to three times his annual base salary at the time of termination; (ii) immediate vesting of any stock options or other equity based awards issued prior to termination; and (iii) continued participation in benefits plans for three years from termination.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the compensation committee are Messrs. Moses and Pollock. No member served as an officer or employee of our company or any of our subsidiaries prior to or while serving on our compensation committee. In 2001, none of our executive officers served as a director or member of the compensation committee of another entity, any of whose executive officers served on our board of directors or on our compensation committee.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    GENERAL

    The compensation committee was established in January 1998 in connection with our initial public offering. Our board of directors granted the compensation committee the authority, among other things, to review, analyze, and recommend compensation programs to our board of directors and to administer and grant awards under our stock incentive plan. None of the members of the committee is a former or current officer or employee of our company.

    The compensation committee has structured its executive compensation policies to:

    - Reflect the company's financial performance and market expansion during the year.

    - Emphasize performance-based compensation that balances rewards for short-term and long- term results;

    - Provide a competitive level of compensation that will assist us in attracting and retaining qualified executives; and

    - Link executive compensation to the interests of our stockholders.

    During 2001, our executive compensation program was comprised primarily of salaries, incentive bonuses and long-term incentives in the form of stock options. Our compensation was intended to reflect our successful stock offering in February 2001, continued expansion in international market areas and increased revenues and profitability during 2001.

    SALARY

    We have entered into employment agreements with each of our executive officers. The terms of such agreements were the results of arms-length negotiations between us and each executive officer. The agreements establish the base salary for each officer during the term of the agreement. You can find further information regarding the employment agreements of the executive officers under "Executive Employment Agreements," above. We based the salaries in part on compensation levels necessary to attract and retain these executive officers and overall competitive and market conditions. We will review the salaries for the executives annually and, if appropriate, adjust them based on individual performance, increases in general levels of compensation for executives at comparable firms and our overall financial results.

    BONUSES

    We may pay annual cash incentive bonuses to our executives in an effort to provide a fully competitive compensation package, which is linked to the attainment of our short-term goals.

    STOCK-BASED INCENTIVE COMPENSATION

    We provide long-term incentives to our executives in the form of stock options under our Stock Incentive Plan. The purpose of our stock incentive program is to align the executive officers' interest with that of our stockholders by focusing on intermediate and long-term results.

    POSITION REGARDING COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE
     CODE

    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to us for compensation paid to each of our executive officers in any year to $1 million. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. Stock options granted by us have been structured to qualify as performance-based. Although none of our executive officers reached the deduction limitation in 2001, the compensation committee plans to continue to evaluate our cash and stock incentive programs as to the advisability of future compliance with
Section 162(m).

    COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

    We paid Mr. Lam a salary of $400,133 and an incentive bonus of $500,102 in 2001. Mr. Lam received an option, which vests each six months in six equal increments, to purchase 75,000 shares of our common stock under our stock incentive plan during 2001.

    In recognition of Mr. Lam's outstanding accomplishments in achieving performance goals relative to Southeast Asia and the successful completion of our stock offering, we granted Mr. Lam the ability to cancel incentive options issued to him in May and June 2001 to purchase 150,000 shares of our common stock in exchange for receiving more than six months later a replacement option with an exercise price equal to the fair market value on that date.
Mr. Lam accepted the offer and the Company awarded him a replacement option in early 2002.

                                 THE COMPENSATION COMMITTEE

             JONATHAN D. POLLOCK                           EDWARD L. MOSES, JR.

                             AUDIT COMMITTEE REPORT

    The audit committee is comprised of three members of our board of directors, Messrs. Leach, Pollock and Frank. The duties and responsibilities of the audit committee are set forth in a written charter adopted by the board of directors in May, 2000 and annually reassessed and updated as needed in accordance with applicable rules of the Securities and Exchange Commission and the National Association of Securities Dealers (NASD). Messrs. Leach and Frank meet the current independence standards promulgated by the NASD. Mr. Pollock has been determined not to be independent in accordance with the requirements of the NASD due to his position as an employee of an affiliate of our largest stockholders; however, the Board felt that Mr. Pollock would be an effective member of the committee and that his appointment to the audit committee was in the best interests of the company and its stockholders.

    Management has the primary responsibility for the company's systems of internal controls and the overall financial reporting process. The independent accountants are responsible for performing an independent audit of the company's consolidated financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes. However, the members of the audit committee are not certified public accountants, professional auditors or experts in the fields of accounting and auditing and rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants.

    In fulfilling its responsibilities under its charter during 2001, the audit committee reviewed and discussed the company's audited financial statements with management, which has the primary responsibility for the financial statements, and the company's independent auditors, Arthur Andersen LLP, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The discussions included the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures. The audit committee also reviewed all fees paid to the independent auditors and has considered whether the rendering of non-audit services is compatible with maintaining the independence of Arthur Andersen LLP. These fees are described immediately following this report.

    The audit committee reviewed with Arthur Andersen LLP the matters required to be discussed by Statement on Accounting Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by the Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with Arthur Andersen LLP their independence from the company.

    Based on the review and discussions stated above, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2001.

                                    THE AUDIT COMMITTEE

         DEREK LEACH                JONATHAN D. POLLOCK              J. LOUIS FRANK

INDEPENDENT AUDITORS FEES

    AUDIT FEES. Arthur Andersen LLP billed us $157,000 for services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements contained in our quarterly reports on Form 10-Q for that fiscal year.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION. Arthur Andersen LLP did not bill us for certain non-audit services as specified in Rule 2-01 of Regulation S-X.

    ALL OTHER FEES. Arthur Andersen billed us $75,000 for all other services not included in the figures above for the fiscal year 2001.

                 PROPOSAL TO APPROVE THE HORIZON OFFSHORE, INC.
                           2002 STOCK INCENTIVE PLAN

GENERAL

    Our board believes that the growth of our company depends upon the efforts of our officers, directors and key employees and that the Horizon
Offshore, Inc. 2002 Stock Incentive Plan (the Plan) will provide an effective means of attracting and retaining qualified key personnel while enhancing their long-term focus on maximizing stockholder value. The Plan has been adopted by our board of directors, subject to approval by the stockholders at the annual meeting. The principal features of the Plan are summarized below. This summary is qualified in its entirety, however, by reference to the Plan, which is attached to this proxy statement as Exhibit A.

PURPOSE OF THE PROPOSAL

    Our board of directors believes that providing officers, directors and key personnel with a proprietary interest in the growth and performance of our company is crucial to stimulating individual performance while at the same time enhancing stockholder value. Currently, fewer than 186,000 shares of our common stock remain available for grant under our company's previous stock incentive plan. Our board believes that adoption of the new Plan is necessary to provide our company with the continued ability to attract, retain and motivate key personnel in a manner that is tied to the interests of stockholders.

TERMS OF THE PLAN

    ADMINISTRATION OF THE PLAN. The compensation committee of our board administers the Plan and has authority to make awards under the Plan, to set the terms of the awards, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Subject to the limitations specified in the Plan, our compensation committee may delegate its authority to appropriate personnel of our company.

    ELIGIBILITY. Officers and key employees of our company (including officers who are also directors of our company) will be eligible to receive awards (Incentives) under the Plan when designated as plan participants. Our company currently has approximately 3 officers and 160 key employees eligible to receive Incentives under the Plan. Over the past several years our company has granted stock awards to all of its officers and approximately 200 key employees under our current stock incentive plan. In addition, beginning at such time as a sufficient number of shares of Common Stock no longer remain available for the grant of stock options to directors of our company who are not employees of our company (Outside Directors) under the Stock Incentive Plan of Horizon
Offshore, Inc., Outside Directors may be granted non-qualified stock options under the Plan when they join our board and on an annual basis thereafter. There are currently five Outside Directors. The Plan also permits consultants and advisors to receive Incentives, although neither our company nor our compensation committee has any current intention of awarding Incentives to consultants or advisors. Incentives under the Plan may be granted in any one or a combination of the following forms:

    - incentive stock options under Section 422 of the Internal Revenue Code (the Code);

    - non-qualified stock options;

    - restricted stock; and

    - other stock-based awards.

    SHARES ISSUABLE THROUGH THE PLAN. A total of 2,300,000 shares of common stock are authorized to be issued under the Plan, representing approximately 8.7% of the outstanding shares of common stock as of April 3, 2002. The closing sale price of a share of common stock, as quoted on the Nasdaq National Market on April 3, 2002 was $11.72.

    LIMITATIONS AND ADJUSTMENTS TO SHARES ISSUABLE THROUGH THE PLAN. Incentives relating to no more than 400,000 shares of common stock may be granted to a single participant in one calendar year. In addition, an aggregate of no more than 200,000 shares of common stock may be issued as restricted stock or other stock-based awards.

    For purposes of determining the maximum number of shares of common stock available for delivery under the Plan, shares of common stock that are not delivered because the Incentive is forfeited, canceled or settled in cash and shares that are withheld to satisfy participants' tax withholding obligations will not be deemed to have been delivered under the Plan. Also, if the exercise price of any stock option granted under the Plan is satisfied by tendering shares of common stock, only the number of shares issued net of the shares tendered will be deemed delivered for purposes of determining the maximum number of shares of common stock available for delivery under the Plan. However, no more than 2,300,000 shares may be delivered upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code, and shares withheld to cover taxes or shares delivered in payment of the exercise price will not be credited against the 2,300,000 share limit applicable to incentive stock options.

    Proportionate adjustments will be made to all of the share limitations provided in the Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the shares of common stock, and the terms of any Incentive will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

    AMENDMENTS TO THE PLAN. Our board may amend or discontinue the Plan at any time. However, our stockholders must approve any amendment that would:

    - materially increase the benefits accruing to participants under the Plan;

    - increase the number of shares of common stock that may be issued under the Plan;

    - materially expand the classes of persons eligible to participate in the Plan; or

    - authorize the Company to reprice outstanding stock options.

    No amendment or discontinuance of the Plan may materially impair any previously granted Incentive without the consent of the recipient.

    TYPES OF INCENTIVES. Each of the types of Incentives that may be granted under the Plan is described below:

    STOCK OPTIONS. Our compensation committee may grant non-qualified stock options or incentive stock options to purchase shares of common stock. Except for adjustments permitted in the Plan to protect against dilution, the option exercise price may not be adjusted (repriced), and new stock options may not be issued in exchange for the surrender of outstanding stock options, unless approved by the shareholders. Our compensation committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of the shares of common stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction. The term of an option will also be determined by our compensation committee; provided that the term of an option may not exceed 10 years. Our compensation committee may accelerate the exercisability of any stock option at any time. Our compensation committee may also approve the purchase by us of an unexercised stock option from the optionee by mutual agreement for the difference between the exercise price and the fair market value of the shares covered by the option.

    The option exercise price may be paid in cash; by check; in shares of common stock, subject to certain limitations; through a "cashless" exercise arrangement with a broker approved in advance by our company; or in any other manner authorized by our compensation committee.

    Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

    RESTRICTED STOCK. Shares of common stock may be granted by our compensation committee to an eligible employee and made subject to restrictions on sale, pledge or other transfer by the employee for a certain period (the restricted period). Except for shares of restricted stock that vest based on the attainment of performance goals, the restricted period must be a minimum of three years, with incremental vesting of portions of the award over the three-year period permitted. If vesting of the shares is subject to the attainment of specified performance goals, the restricted period must be at least one year, with incremental vesting of portions of the award allowed. All shares of restricted stock will be subject to such restrictions as our compensation committee may provide in an agreement with the participant, including provisions obligating the participant to forfeit or resell the shares to us in the event of termination of employment or if specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to such shares.

    OTHER STOCK-BASED AWARDS. The Plan also authorizes our compensation committee to grant participants awards of common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of common stock (other stock-based awards). Our compensation committee has discretion to determine the participants to whom other stock-based awards are to be made, the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. Other stock-based awards are subject to the same minimum vesting requirements described above for restricted stock, except that our compensation committee may make special grants of other stock-based awards with respect to an aggregate of up to 100,000 shares of common stock (subject to adjustment as permitted in the Plan) that do not meet the minimum vesting requirements.

    PERFORMANCE-BASED COMPENSATION UNDER SECTION 162(m). Stock options granted in accordance with the terms of the Plan will qualify as performance-based compensation under Section 162(m) (as described under "Compensation Committee Report on Executive Compensation"). Grants of any restricted stock or other stock-based awards that our company intends to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals. The pre-established performance goals will be based upon any or a combination of the following business criteria applied to the company, a division or a subsidiary: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or cash flow. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by our compensation committee, relative to internal goals, or relative to levels attained in prior years.

    Our compensation committee has authority to use different targets from time to time under the performance goals provided in the Plan. As a result, the regulations under Section 162(m) require that the material terms of the performance goals be reapproved by the stockholders every five years. To qualify as performance-based compensation, grants of restricted stock and other stock-based awards will be required to satisfy the other applicable requirements of Section 162(m).

    TERMINATION OF EMPLOYMENT. If an employee participant ceases to be an employee of our company for any reason, including death, his outstanding Incentives may be exercised or shall expire at such time or times as may be determined by our compensation committee and described in the Incentive agreement.

    CHANGE OF CONTROL. In the event of a change of control of our company, as defined in the Plan, all Incentives will become fully vested and exercisable, all restrictions or limitations on any Incentives will generally lapse and, unless otherwise provided in the Incentive agreement, all performance criteria and other conditions relating to the payment of Incentives will generally be deemed to be achieved or waived.

    In addition to the foregoing, upon a change of control our compensation committee will have the authority to take a variety of actions regarding outstanding Incentives. Within certain time periods, our compensation committee may (i) require that all outstanding Incentives remain exercisable only for a limited time, after which time all such Incentives will terminate, (ii) require the surrender to our company of some or all outstanding Incentives in exchange for a stock or cash payment for each Incentive equal in value to the per-share change of control value, calculated as described in the Plan, over the exercise or base price, (iii) make any equitable adjustments to outstanding Incentives as our compensation committee deems necessary to reflect the corporate change or
(iv) provide that an Incentive shall become an Incentive relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control if the participant had been a stockholder.

    TRANSFERABILITY OF INCENTIVES. The Incentives awarded under the Plan may not be transferred except

    - by will;

    - by the laws of descent and distribution;

    - pursuant to a domestic relations order; or

    - in the case of stock options only, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are the participant and/or immediate family members, if permitted by our compensation committee and if so provided in the stock option agreement.

    PAYMENT OF WITHHOLDING TAXES. Our company may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. Any participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have our company withhold, from the shares the participant would otherwise receive, shares of common stock, in each case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and is subject to our compensation committee's right of disapproval.

    GRANTS TO OUTSIDE DIRECTORS. Beginning at such time as a sufficient number of shares of Common Stock no longer remain available for the grant of stock options to Outside Directors under the Stock Incentive Plan of Horizon
Offshore, Inc. and continuing for as long as the Plan remains in effect and shares of Common Stock remain available for issuance hereunder, each Outside Director will be automatically granted a non-qualified stock option to purchase up to 5,000 shares of common stock on the day following our annual meeting of stockholders. An Outside Director who joins our board other than at the time of the annual meeting will also receive a non-qualified option to acquire up to 5,000 shares at the time of joining the board. The exact number of options that an Outside Director will receive will be set from time to time by our compensation committee.

    The options granted to Outside Directors generally become exercisable one year after grant and have a term of ten years. The per share exercise price of the options granted to Outside Directors will be equal to the fair market value of a share of common stock on the date of grant. If an Outside Director ceases to serve on our board because of retirement from our board on or after reaching age 65 or after completing five years of service, exercisable options that have become exercisable at the time of retirement must be exercised within five years following retirement. If an Outside Director's service terminates for any other reason, exercisable options must be exercised within one year. Options that have not become exercisable at the time of termination of board service will be forfeited.

AWARDS TO BE GRANTED

    If our stockholders approve the Plan at the meeting, grants of awards to key employees, officers, consultants and advisors will be made in the future by our compensation committee as necessary to attract and retain key personnel.

    In addition, beginning at such time as a sufficient number of shares of Common Stock no longer remain available for the grant of stock options to Outside Directors under the Stock Incentive Plan of Horizon Offshore, Inc. while the Plan is in effect and to the extent that shares of common stock remain available for issuance thereunder, Outside Directors will continue to receive options to purchase up to 5,000 shares under the Plan (with the actual number to be determined by the compensation committee) following each annual meeting of stockholders and upon joining the board, if other than by election at an annual meeting of stockholders.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

    Under existing federal income tax provisions, a participant who is granted a stock option normally will not realize any income, nor will our company normally receive any deduction for federal income tax purposes, in the year the option is granted.

    When a non-qualified stock option granted pursuant to the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares of common stock acquired and the aggregate fair market value of the shares of common stock acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, our company will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

    An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the "holding periods"). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares of common stock received upon exercise before the expiration of the holding periods.

    If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

    If, upon a change in control of our company, the exercisability or vesting of an Incentive is accelerated, any excess on the date of the change in control of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares, if any, may be characterized as "parachute payments" (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "base amount" for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An "excess parachute payment", with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person's base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payment and our company will be denied any deduction with respect to such excess parachute payment.

    THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSED APPROVAL OF THE HORIZON OFFSHORE, INC. 2002 STOCK INCENTIVE PLAN.

                               PERFORMANCE GRAPH

    The graph and corresponding table below compares the total stockholder return on our common stock since our initial public offering on April 1, 1998 until December 31, 2001 with the total return on the S&P 500 Index and our Peer Group Index for the same period. Our Peer Index Graph consists of Global Industries, Ltd., Stolt Comex Seaway S.A., Cal Dive International, Inc., Coflexip Stena Offshore Group, S.A. and McDermott International, Inc. The information in the graph is based on the assumption of a $100 investment on April 1, 1998 at the initial public offering price of $13 per share.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

   TOTAL RETURN TO STOCKHOLDERS
(ASSUMES $100 INVESTMENT ON 4/1/98)
                                     Horizon  Peer Group  S&P 500 Index
Value 4/1/98                          100.00      100.00         100.00
Value 12/31/98                         42.31       40.09         110.87
Value12/31/99                          41.38       57.43         132.51
Value 12/31/00                        151.92       66.02         119.08
Value 12/31/01                         58.00       49.67         103.55

                            TOTAL STOCKHOLDER RETURN
                                    (1) (2)

                                      APRIL 1,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
INDEX                                   1998          1998            1999            2000            2001
-----                                 ---------   -------------   -------------   -------------   -------------
Horizon Offshore, Inc...............   $100.0        $ 42.31         $ 41.38         $151.92         $ 58.00
Peer Group Index....................   $100.0        $ 40.09         $ 57.43         $ 66.02         $ 49.67
S & P 500 Index.....................   $100.0        $110.87         $132.51         $119.08         $103.55

                              CERTAIN TRANSACTIONS

    In August, 1998 we entered into a master services agreement with Odyssea Marine, Inc. (Odyssea) to charter certain marine vessels from Odyssea. During the 2001 fiscal year, Odyssea billed us $16.1 million and we paid Odyssea $15.8 million for services rendered under the agreement. As of December 31, 2001, we owed Odyssea $.6 million for services rendered.

    We have entered into a registration rights agreement with Elliott Associates, L.P. and Elliott International, L.P. (together, the "Elliott Companies") pursuant to which the Elliott Companies have limited rights to require us to register under the Securities Act of 1933 shares of our common stock owned by them. The Elliott Companies are entitled to three demand registrations. If either of the Elliott Companies makes such a demand, the other is entitled to include its shares in such registration. If we propose to register any shares of our common stock under the Securities Act in connection with a public offering, either of the Elliott Companies may require us to include all or a portion of the shares of common stock held by them.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% beneficial owners to file with the SEC reports of ownership and changes in ownership of our equity securities. We believe that, during 2001, our directors and executive officers complied with all these filing requirements.

                         RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

    Arthur Andersen LLP has served as our independent auditors since 1995. Because of widespread concern about the viability of Arthur Andersen following its recent indictment, our audit committee and board of directors intends to ask other "Big Five" accounting firms to submit proposals to serve as our independent auditors for 2002.

    Arthur Andersen audited our financial statements for 2001 and we have invited one or more of their representatives to attend the meeting. We have asked the representatives to be available to respond to appropriate questions and we will provide them with an opportunity to make a statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ DAVID W. SHARP

                                          David W. Sharp
                                          SECRETARY

Houston, Texas
April 11, 2002

                                                                       EXHIBIT A

                             HORIZON OFFSHORE, INC.
                           2002 STOCK INCENTIVE PLAN

    1. PURPOSE. The purpose of the 2002 Stock Incentive Plan (the "Plan") of Horizon Offshore, Inc. ("Horizon") is to increase stockholder value and to advance the interests of Horizon and its subsidiaries (collectively, the "Company") by furnishing stock-based economic incentives (the "Incentives") designed to attract, retain, reward and motivate key employees, officers, directors and consultants or advisors to the Company and to strengthen the mutuality of interests between such employees, officers and directors and Horizon's stockholders. Incentives consist of opportunities to purchase or receive shares of common stock, no par value per share, of Horizon (the "Common Stock"), on terms determined under the Plan. As used in the Plan, the term "subsidiary" means any corporation, limited liability company or other entity, of which Horizon owns (directly or indirectly) within the meaning of
Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.

    2.  ADMINISTRATION.

        2.1 COMPOSITION. The Plan shall be administered by the Compensation Committee of the Board of Directors of Horizon or by a subcommittee thereof (the "Committee"). The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") or any successor rule, and (b) qualify as an "outside director" under Section 162(m) of the Code ("Section 162(m)").

        2.2 AUTHORITY. The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with or provide notices to participants as to the terms of the Incentives (the "Incentive Agreements") and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof.

    3. ELIGIBLE PARTICIPANTS. Key employees and officers of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to
Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to set and modify the terms of the Incentives; provided, however, that the per share exercise price of any options granted by an officer, rather than by the Committee, shall be equal to the Fair Market Value (as defined in Section 11.11) of a share of Common Stock on the date of grant. Directors who are not also employees of the Company ("Outside Directors") may participate in the Plan only as specifically provided in Section 10 hereof.

    4. TYPES OF INCENTIVES. Incentives may be granted under the Plan to eligible participants in the forms of (a) incentive stock options;
(b) non-qualified stock options; (c) restricted stock and (d) Other Stock-Based Awards (as defined in Section 8 hereof).

    5.  SHARES SUBJECT TO THE PLAN.

        5.1  NUMBER OF SHARES.  Subject to adjustment as provided in
    Section 11.5, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferrees under the Plan shall be 2,300,000 shares.

        5.2 SHARE COUNTING. To the extent any shares of Common Stock covered by a stock option are not delivered to a participant or permitted transferee because the Option is forfeited or canceled, or shares of Common Stock are not delivered because an Incentive is paid or settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan. In the event that shares of Common Stock are issued as an Incentive and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under the Plan. If the exercise price of any stock option granted under the Plan or the applicable withholding tax obligation is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

        5.3 LIMITATIONS ON AWARDS. Subject to Section 11.5, the following additional limitations are imposed under the Plan:

           A. The maximum number of shares of Common Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 2,300,000 shares. Notwithstanding any other provision herein to the contrary, (i) all shares issuable under incentive stock options shall be counted against this limit and (ii) shares that are issued and are later forfeited, cancelled or reacquired by the Company, shares withheld to satisfy withholding tax obligations and shares delivered in payment of the option exercise price or withholding taxes shall have no effect on this limitation.

           B. The maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to any one individual during any one calendar-year period shall be 400,000.

           C. The maximum number of shares of Common Stock that may be issued as restricted stock and Other Stock-Based Awards (as defined in Section 8) shall be 200,000 shares.

        5.4 TYPE OF COMMON STOCK. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

    6. STOCK OPTIONS. A stock option is a right to purchase shares of Common Stock from Horizon. Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

        6.1 PRICE. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 11.5; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant, except in case of a stock option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

        6.2 NUMBER. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 11.5.

        6.3 DURATION AND TIME FOR EXERCISE. The term of each stock option shall be determined by the Committee, but shall not exceed a maximum term of 10 years. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time, in addition to the automatic acceleration of stock options under Section 11.10.

        6.4 REPURCHASE. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (i) the Fair Market Value (as defined in Section 11.11) of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (ii) the exercise price.

        6.5 MANNER OF EXERCISE. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) in cash;
    (b) by check; (c) by delivery of shares of Common Stock which, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months, and which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; or (e) in such other manner as may be authorized from time to time by the Committee.

        6.6 REPRICING. Except for adjustments permitted under Section 11.5, or actions permitted to be taken under Section 11.10C., (a) the option exercise price for any outstanding stock option granted under the Plan may not be decreased after the date of grant and (b) an outstanding stock option that has been granted under the Plan may not, as of any date that such stock option has an exercise price that is less than the current Fair Market Value of a share of Common Stock, be surrendered in exchange for a new stock option with a lower exercise price, for shares of restricted stock, for an Other Stock-Based Award, for cash, or for Common Stock, unless approved by the shareholders.

        6.7 INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

           A. Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.

           B. All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

           C. No incentive stock options shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

           D. The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of Horizon or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, such options shall not be treated, for federal income tax purposes, as incentive stock options.

    7.  RESTRICTED STOCK.

        7.1 GRANT OF RESTRICTED STOCK. The Committee may award shares of restricted stock to such eligible participants as the Committee determines pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as "performance-based compensation" under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 9 below and meet the additional requirements imposed by Section 162(m).

        7.2 THE RESTRICTED PERIOD. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the "Restricted Period"). Except for shares of restricted stock that vest based on the attainment of performance goals, the Restricted Period shall be a minimum of three years, with incremental vesting of portions of the award over the three-year period permitted. If the vesting of the shares of restricted stock is based upon the attainment of performance goals, a minimum Restricted Period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted. Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur as provided under Section 11.3 and under the conditions described in Section 11.10 hereof.

        7.3 ESCROW. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

       The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Horizon Offshore, Inc. 2002 Stock Incentive Plan (the "Plan"), and an agreement entered into between the registered owner and Horizon Offshore, Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.

        7.4 DIVIDENDS ON RESTRICTED STOCK. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

        7.5 FORFEITURE. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 11.5 due to a recapitalization or other change in capitalization.

        7.6 EXPIRATION OF RESTRICTED PERIOD. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant's estate, as the case may be.

        7.7 RIGHTS AS A STOCKHOLDER. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.

    8.  OTHER STOCK-BASED AWARDS.

        8.1 GRANT OF OTHER STOCK-BASED AWARDS. Subject to the limitations described in Section 8.2 hereof, the Committee may grant to eligible participants "Other Stock-Based Awards," which shall consist of awards (other than options or restricted stock in Sections 6 and 7) the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a stockholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan. To the extent that an Other Stock-Based Award is intended to qualify as "performance-based compensation" under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 9 below and meet the additional requirements imposed by Section 162(m).

        8.2  LIMITATIONS.  Other Stock-Based Awards granted under this
    Section 8 shall be subject to a vesting period of at least three years, with incremental vesting of portions of the award over the three-year period permitted; provided, however, that if the vesting of the award is based upon the attainment of performance goals, a minimum vesting period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted, and further provided that the Committee may make special awards under this Section 8 with respect to an aggregate of no more than 100,000 shares of Common Stock, as adjusted under Section 11.5, which special awards shall not be subject to any minimum vesting requirements.

    9. PERFORMANCE GOALS FOR SECTION 162(M) AWARDS. To the extent that shares of restricted stock or Other Stock-Based Awards granted under the Plan are intended to qualify as "performance-based compensation" under Section 162(m), the vesting, grant or payment of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m). The performance goals pursuant to which such awards shall vest, be granted or be paid out shall be any or a combination of the following performance measures applied to the Company, Horizon, a division or a subsidiary: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The performance goals may be subject to such adjustments as are specified in advance by the Committee.

    10.  STOCK OPTIONS FOR OUTSIDE DIRECTORS.

        10.1 GRANT OF OPTIONS. Beginning at such time as a sufficient number of shares of Common Stock no longer remain available for the grant of stock options to Outside Directors under the Stock Incentive Plan of Horizon Offshore, Inc. and continuing for as long as the Plan remains in effect and shares of Common Stock remain available for issuance hereunder, the following grants shall be made to Outside Directors:

           A. On the day following the annual meeting of stockholders of Horizon, each Outside Director shall be automatically granted non-qualified stock options to purchase up to 5,000 shares of Common Stock, the exact number of which shall be set each year by the Committee; and

           B. If a person first joins the Board of Directors as an Outside Director on a date other than the annual meeting of stockholders of Horizon, such Outside Director shall be automatically granted an option to purchase up to 5,000 shares of Common Stock, the exact number of which shall be set by the Committee.

        10.2 EXERCISABILITY OF STOCK OPTIONS. Subject to the Committee's right to accelerate the exercisability of any stock option and subject to the Committee's rights under Section 11.10, the stock options granted to Outside Directors under this Section 10 shall be exercisable one year after the date of grant and shall expire ten years following the date of grant.

        10.3 EXERCISE PRICE. The Exercise Price of the Stock Options granted to Outside Directors shall be equal to the Fair Market Value, as defined in the Plan, of a share of Common Stock on the date of grant. The Exercise Price may be paid as provided in Section 6.5 hereof.

        10.4 EXERCISE AFTER TERMINATION OF BOARD SERVICE. In the event an Outside Director ceases to serve on the Board, the stock options granted hereunder must be exercised, to the extent otherwise exercisable at the time of termination of Board service, within one year from termination of Board service; provided, however, that in the event of termination of Board service as a result of retirement (at age 65 or later or after having completed five or more years of service on the Board), the stock options may be exercised within five years from the date of termination of Board service. Notwithstanding the foregoing, no stock options may be exercised later than ten years after the date of grant.

    11.  GENERAL.

        11.1 DURATION. Subject to Section 11.9, the Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

        11.2 TRANSFERABILITY. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution;
    (c) pursuant to a domestic relations order, as defined in the Code; or
    (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

        11.3 EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH. Except as provided in Section 10.4 with respect to Outside Directors, in the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

        11.4 ADDITIONAL CONDITIONS. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

        11.5 ADJUSTMENT. In the event of any recapitalization, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and all limitations on the number of shares that may be issued hereunder shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option and the performance objectives of any Incentive, shall also be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

        11.6  WITHHOLDING.

           A. The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the lapse of restrictions on Common Stock or the exercise of an option, the participant may, subject to disapproval by the Committee, satisfy this obligation in whole or in part by electing (the "Election") to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

           B. Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

        11.7 NO CONTINUED EMPLOYMENT. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

        11.8 DEFERRAL PERMITTED. Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement.

        11.9 AMENDMENTS TO OR TERMINATION OF THE PLAN. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

           A. without the approval of the stockholders, (i) except for adjustments permitted herein, increase the maximum number of shares of Common Stock that may be issued through the Plan, (ii) materially increase the benefits accruing to participants under the Plan,
       (iii) materially expand the classes of persons eligible to participate in the Plan, (iv) authorize the Company to reprice outstanding stock options, or

           B. materially impair, without the consent of the recipient, an Incentive previously granted.

        11.10  CHANGE OF CONTROL.

           A. A Change of Control shall mean:

               (i) the acquisition by any person of beneficial ownership of 50% or more of the outstanding shares of the Common Stock or 50% or more of the combined voting power of Horizon's then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

                   (a) any acquisition (other than a Business Combination (as defined below) which constitutes a Change of Control under
               Section 11.10(A)(iii) hereof) of Common Stock directly from the Company,

                   (b) any acquisition of Common Stock by the Company,

                   (c) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

                   (d) any acquisition of Common Stock by any corporation or
               other entity pursuant to a Business Combination that does not constitute a Change of Control under
               Section 11.10(A)(iii) hereof; or

               (ii) individuals who, as of January 1, 2002, constituted the Board of Directors of Horizon (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by Horizon's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

              (iii) consummation of a reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of Horizon) or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:

                   (a) the individuals and entities who were the beneficial
               owners of Horizon's outstanding Common Stock and Horizon's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the "Post-Transaction Corporation"), and

                   (b) except to the extent that such ownership existed prior to the Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either Horizon, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 25% or more of the combined voting power of the then outstanding voting securities of such corporation, and

                   (c) at least a majority of the members of the board of
               directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

               (iv) approval by the stockholders of Horizon of a complete liquidation or dissolution of Horizon.

       For purposes of this Section 11.10, the term "person" shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that "person" shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

           B. Upon a Change of Control of the type described in clause (A)(i) or (A)(ii) of this Section 11.10 or immediately prior to any Change of Control of the type described in clause (A)(iii) or
       (A)(iv) of this Section 11.10, all outstanding Incentives granted pursuant to this Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall automatically lapse and, unless otherwise provided in the applicable Incentive Agreement, all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by Horizon without the necessity of action by any person. As used in the immediately preceding sentence, 'immediately prior' to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the grantee to take all steps reasonably necessary (i) if an optionee, to exercise any such option fully and (ii) to deal with the shares purchased or acquired under any such option or any Other Stock-Based Award and any formerly restricted shares on which restrictions have lapsed so that all types of shares may be treated in the same manner in connection with the Change of Control as the shares of Common Stock of other stockholders.

           C. No later than 30 days after a Change of Control of the type described in subsections (A)(i) or (A)(ii) of this Section 11.10 and no later than 30 days after the approval by the Board of a Change of Control of the type described in subsections (A)(iii) or (A)(iv) of this

       Section 11.10, the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual participants and which may vary among Incentives held by any individual participant:

               (i) require that all outstanding options or Other Stock-Based Awards be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options and Other Stock-Based Awards and all rights of participants thereunder shall terminate,

               (ii) make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

              (iii) provide for mandatory conversion of some or all of the outstanding options or Other Stock-Based Awards held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options and Other Stock-Based Awards shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option or Other Stock-Based Award, as defined and calculated below, over the exercise price of such options or the exercise or base price of such Other Stock-Based Awards or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

               (iv) provide that thereafter, upon any exercise of an option or Other Stock-Based Award that entitles the holder to receive Common Stock, the holder shall be entitled to purchase or receive under such option or Other Stock-Based Award, in lieu of the number of shares of Common Stock then covered by such option or Other Stock-Based Award, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such option or Other Stock-Based Award.

           D. For the purposes of paragraph (iii) of Section 11.10(C), the "Change of Control Value" shall equal the amount determined by whichever of the following items is applicable:

               (i) the per share price to be paid to stockholders of Horizon in any such merger, consolidation or other reorganization,

               (ii) the price per share offered to stockholders of Horizon in any tender offer or exchange offer whereby a Change of Control takes place,

              (iii) in all other events, the fair market value per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options, or

               (iv) in the event that the consideration offered to stockholders of Horizon in any transaction described in this Section 11.10 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

        11.11 DEFINITION OF FAIR MARKET VALUE. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common

    Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock;
    (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

        11.12 LOANS. In order to assist a participant in acquiring shares of Common Stock pursuant to an Incentive granted under this Plan, the Committee may authorize, at either the time of the grant of the Incentive, at the time of the acquisition of Common Stock pursuant to the Incentive, or at the time of the lapse of restrictions on shares of restricted stock granted under this Plan, the extension of a loan to the participant by the Company. The terms of any loans, including the interest rate, collateral and terms of repayment, will be subject to the discretion of the Committee. The maximum credit available hereunder shall be equal to the aggregate purchase price of the shares of Common Stock to be acquired pursuant to the Incentive plus the maximum tax liability that may be incurred in connection with the Incentive.

    This Plan is executed effective the       day of             , 2002.

                                          HORIZON OFFSHORE, INC.

                                          By:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR                                                                  PLEASE MARK
THE NOMINEES LISTED BELOW AND FOR PROPOSAL 2.                                                                 YOUR VOTES AS   [X]
                                                                                                              INDICATED IN
                                                                                                              THIS EXAMPLE

1. Election of directors                               2. Approval of the Horizon Offshore,   By checking the box to
                                                          Inc. 2002 Stock Incentive Plan.     the right, I consent to
     FOR all nominees              WITHHOLD                                                   future delivery of annual
      listed below                AUTHORITY                 FOR     AGAINST    ABSTAIN        reports, proxy statements,
    (except as marked          to vote for all                                                prospectuses and other
   to the contrary below)    nominees listed below          [ ]       [ ]        [ ]          materials and shareholder       [  ]
                                                                                              communications electronically
          [   ]                      [  ]                                                     via the Internet at a webpage
                                                                                              which will be disclosed to me.
                                                                                              I understand that the Company
INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY            3. In his discretion, to vote upon     may no longer distribute
INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH                 such other business as may          printed materials to me from
THE NOMINEES' NAME BELOW.                                 properly come before the annual     any future shareholder meeting
                                                          meeting and any adjournments        until such consent is revoked.
01 Michael R. Latina 02 Derek Leach                       thereof.                            I understand that I may revoke
                                                                                              my consent at any time by
                                                                                              contacting the Company's
                                                           (PLEASE SEE REVERSE SIDE)          transfer agent, Mellon Investor
                                                                                              Services LLC, Ridgefield Park,
                                                                                              NJ and that costs normally
                                                                                              associated with electronic
                                                                                              delivery, such as usage and
                                                                                              telephone charges as well as
                                                                                              any costs I may incur in printing
                                                                                              documents, will be my responsibility.


                                                                                              Dated: _______________________, 2002

                                                                                              ____________________________________


                                                                                              ____________________________________
                                                                                                   Signature of Stockholder

                                                                                              ____________________________________
                                                                                                   Signature if held jointly

                                                                                              Please sign exactly as name appears
                                                                                              hereon. When signing as executor,
                                                                                              administrator, attorney, trustee, or
                                                                                              guardian please give full title as
                                                                                              such. If a corporation, please sign
                                                                                              full corporate name by president or
                                                                                              other authorized officer. If a
                                                                                              partnership, please sign in
                                                                                              partnership name by authorized
                                                                                              persons.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


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                                                     FOLD AND DETACH HERE


                                            VOTE BY INTERNET OR TELEPHONE OR MAIL
                                               24 HOURS A DAY, 7 DAYS A WEEK

                           INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME
                                       THE BUSINESS DAY PRIOR TO ANNUAL MEETING DAY.


             YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER
                                     AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


             INTERNET                                       TELEPHONE                                            MAIL
  HTTP://WWW.EPROXY.COM/HOFF                              1-800-435-6710
                                                                                                              Mark, sign
Use the Internet to vote your proxy.              Use any touch-tone telephone to                       and date your proxy card
Have your proxy card in                           vote your proxy. Have your proxy                               and
hand when you access the web                      card in hand when you call. You will                    return it in the
site. You will be prompted to enter       or      be prompted to enter your control        or           enclosed postage-paid
your control number, located in                   number, located in the box below,                           envelope.
the box below, to create and                      and then follow the directions given.
submit an electronic ballot.


                                            IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                                               YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.


YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT
ON THE INTERNET AT WWW.HORIZONOFFSHORE.COM


                             HORIZON OFFSHORE, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 7, 2002

      The undersigned hereby appoints David W. Sharp proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated below, all of the shares of common stock of Horizon Offshore, Inc. (the "Company") that the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held on May 7, 2002, and any adjournments thereof.

      Please specify your choices by marking the appropriate boxes on the reverse side.

IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE. THE INDIVIDUAL DESIGNATED ABOVE WILL VOTE IN HIS DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.







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                              FOLD AND DETACH HERE